Exhibit 10.28

[Name of Officer]

December 7, 2007

RAIT Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Attention: Jack E. Salmon, Chief Financial Officer and Treasurer

Re:	Forfeiture of Certain Unvested Phantom Units

To RAIT Financial Trust:

On January 23, 2007, RAIT Financial Trust (“RAIT”) granted to me              phantom units (the “Units”) pursuant to the RAIT Investment Trust 2005 Equity Compensation Plan. All of these Units are unvested as of the date hereof. Intending to be legally bound, I hereby forfeit said Units and relinquish any right, title or claim of interest therein or in any future income therefrom.

Sincerely,

Name: [Name of Officer]

ACKNOWLEDGED AND AGREED:

RAIT FINANCIAL TRUST

By:		December 7, 2007
Name:	Jack E. Salmon	Date
Title:	Chief Financial Officer and Treasurer